Exhibit 23.2

Consent of KPMG LLP, Independent Registered Public Accounting Firm

The Board of Directors

TranSwitch Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333-114238, 333-69005, 333-105332, 333-109102, 333-109571 and 333-131772) on Form S-3 and (Nos. 333-75800, 333-70344, 333-44032, 333-83187, 33-94234, 333-89798, 333-126129 and 333-131773) on Form S-8 of TranSwitch Corporation and subsidiaries of our report dated March 11, 2005, with respect to the consolidated balance sheet of TranSwitch Corporation and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2004, and the related financial statement schedule as of and for the years ended December 31, 2004 and 2003, which report appears in the December 31, 2005 annual report on Form 10-K of TranSwitch Corporation and subsidiaries. Our report refers to the Company’s change in accounting principle for computing depreciation during 2003.

/s/ KPMG LLP

Stamford, Connecticut

February 20, 2006